SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2009

Lateral Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-136806	98-0539032
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067

(Address of principal executive
offices including zip code)

(310) 601-2500

(Registrant’s telephone number,
including area code)

 (Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Lateral Media, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Michael Rose, effective as of April 15, 2009, pursuant to which Mr. Rose became Executive Vice President, Operations of the Company.  The Employment Agreement may be terminated by the Company or Mr. Rose at any time, for any reason or for no reason.  Mr. Rose will receive a base salary of $200,000 per year, and shall be eligible to receive certain quarterly commissions as set forth in the Employment Agreement. Additionally, the Company granted Mr. Rose an option to purchase 228,596 shares of the Company’s common stock, $0.001 par value per share, at an exercise price of $1.25 per share, pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Employment Agreement, by and between Lateral Media, Inc. and Michael Rose, effective as of April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2009
LATERAL MEDIA, INC.

By:	/s/ Jeffrey Schwartz
Name:	Jeffrey Schwartz
Title:	Chief Executive Officer